EXHIBIT 23.3

Consent of Rubin Brown LLP,

Independent Registered Public Accounting Firm

Dated September 28, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

CNL Income Properties, Inc.

We consent to the use of our report related to the combined financial statements of the Great Bear Lodge of Wisconsin Dells, LLC and Great Bear Lodge of Sandusky, LLC, dated May 5, 2005 (except note 12, which is dated January 20, 2006) included in this Registration Statement on Form S-11 and to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/Rubin Brown LLP
St. Louis, Missouri
September 28, 2007